Exhibit 10.39a

February 18, 2003

Mr. Burton August, Sr.
AA&L Associates
200 Holleder Parkway
Rochester, NY 14615

RE:	Lease Renewals for Auburn, New York [MMB #30]; Bath, New York [MMB #43] and Hudson, New York [MMB #36]

Dear Burt:

Please accept this letter as Monro Muffler / Brake, Inc.’s official notification of our intent to renew said lease agreements for the final five-year renewal period

MMB #30	Auburn, NY	August 1, 2003 – July 31, 2008	$2,500.00/mo.
MMB #43	Bath, NY	March 1, 2003 – February 28, 2008	$2,000.00/mo.
MMB #36	Hudson, NY	October 1, 2003 – September 30, 2008	$2,900.00/mo.

Burt, I would like to sit down with you to discuss additional renewal options for Monro since there are no options past 2008.

Yours truly,

/s/ Thomas M. Aspenleiter

Thomas M. Aspenleiter
VP Real Estate

TMA:mc

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